Exhibit 99.1
FirstEnergy Corp.	For Release: November 4, 2008
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Ron Seeholzer
(330) 384-5247	(330) 384-5415

FIRSTENERGY REPORTS HIGHER THIRD QUARTER EARNINGS,
RAISES GUIDANCE FOR FULL YEAR 2008

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today reported third quarter 2008 basic earnings of $1.55 ($1.54 diluted) per share of common stock on net income of $471 million and revenue of $3.9 billion.  This compares with third quarter 2007 basic earnings of $1.36 ($1.34 diluted) per share of common stock on net income of $413 million and revenue of $3.6 billion.

The company also announced that full-year 2008 non-GAAP(*) earnings guidance has been increased to $4.30 to $4.40 per share, from a previous range of $4.25 to $4.35 per share.

 “Our strong third-quarter results were driven by record quarterly output from our competitive generation fleet, as well as a favorable resolution of tax issues.  These offset the impact of higher purchased power costs, primarily for our regulated utility companies,” said President and Chief Executive Officer Anthony J. Alexander.  “As a result of our company’s performance during the first nine months of the year, we are increasing our full-year 2008 earnings guidance,” he said.

The company’s record quarterly generation output of 22.2 million megawatt hours was a 3 percent increase compared to the previous record established in the third quarter of 2006, and a 6 percent increase from the prior-year period.  Generation revenues were also boosted by higher wholesale and retail prices.

Electric generation sales decreased slightly compared to the third quarter of 2007.  A 15 percent increase in wholesale electricity sales was offset by a 4 percent decrease in retail market sales.  Kilowatt-hour deliveries to customers through the company’s utility distribution system decreased 2 percent compared to the third quarter of 2007, in part due to milder weather.

For the first nine months of 2008, basic earnings per share of common stock were $3.32 ($3.29 diluted) on net income of $1.0 billion and revenue of $10.4 billion.  This compares to basic earnings per share of common stock of $3.39 ($3.35 diluted), on net income of $1.0 billion and revenue of $9.7 billion in the prior-year period.

FirstEnergy’s Consolidated Report to the Financial Community – which provides highlights on company developments and financial results for the third quarter of 2008 – is posted on the company’s Web site – www.firstenergycorp.com/ir.  To access the report, click on Q3 2008 Consolidated Report to the Financial Community.

The company invites investors, customers and other interested parties to listen to a live Internet Webcast of its teleconference for financial analysts at 1:00 p.m. Eastern Time today.  FirstEnergy management will present an overview of the company’s financial results for the quarter, followed by a question-and-answer session.  The teleconference can be accessed on the company’s Web site by selecting the Q3 2008 Earnings Conference Call link.  The Webcast will be archived on the Web site.

FirstEnergy is a diversified energy company headquartered in Akron, Ohio.  Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services.  Its seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system, based on 4.5 million customers served within a 36,100-square-mile area of Ohio, Pennsylvania and New Jersey; and its generation subsidiaries control more than 14,000 megawatts of capacity.

(*)  This news release contains non-GAAP financial measures.  Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).   These non-GAAP financial measures are intended to complement, and not considered as an alternative, to the most directly comparable GAAP financial measure.  Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Year 2008 Estimated Earnings Per Share -- GAAP to Non-GAAP Reconciliation

Estimated 2008 Basic Earnings Per Share (GAAP) $4.27 - $4.37
Excluding Special Items:
Gain on sale of non-core assets (0.06)
Litigation settlement (0.03)
Trust securities impairment 0.12
Estimated 2008 Basic Earnings Per Share (Non-GAAP) $4.30 - $4.40

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations.  These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, the impact of the PUCO’s rulemaking process on the Ohio Companies’ Electric Security Plan and Market Rate Offer filings, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission (including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007), the timing and outcome of various proceedings before the PUCO (including, but not limited to, the Electric Security Plan and Market Rate Offer proceedings as well as the distribution rate cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the recovery of deferred fuel costs), Met-Ed’s and Penelec’s transmission service charge filings with the PPUC (as well as the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Met-Ed and Penelec), the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in the registrant’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting FirstEnergy, the state of the capital and credit markets affecting FirstEnergy, and the risks and other factors discussed from time to time in it’s SEC filings, and other similar factors.  The foregoing review of factors should not be construed as exhaustive.  New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

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